Exhibit 4.2

COMMON INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 032681 10 8 THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.10 PAR VALUE, OF ANALYSTS INTERNATIONAL CORPORATION transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers. Dated: SECRETARY CHAIRMAN OF THE BOARD COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN. ANALYSTS INTERNATIONAL CORPORATION. MINNESOTA. CORPORATE SEAL NUMBER SHARES

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Amended and Restated Rights Agreement between ANALYSTS INTERNATIONAL CORPORATION and WELLS FARGO BANK, NATIONAL ASSOCIATION dated as of February 27, 2008, as such may be amended and restated from time to time (the “Restated Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ANALYSTS INTERNATIONAL CORPORATION. Under certain circumstances, as set forth in the Restated Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. ANALYSTS INTERNATIONAL CORPORATION will mail to the holder of this certificate a copy of the Restated Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Restated Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UTMA – Custodian (Cust) (Minor) TEN ENT – as tenants by entireties under Uniform Transfers to Minors JT TEN – as joint tenants with right of survivorship Act and not as tenants in common (State) Additional abbreviations may also be used though not in above list. For value received hereby sell, assign, and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE